Exhibit 10.1

MANAGEMENT SERVICES AGREEMENT TERMINATION

BETWEEN:

(1) Pareteum Corporation of 1185 Avenue of the Americas, New York, NY 10036 (“Pareteum”);

AND:

(2) Grootzande Management BV of Park Leeuwensteijn 4, 2272 AC Voorburg, The Netherlands, registered KvK 55703755 (“Grootzande"), represented by its principal, Bart Weijermars (Mr. Weijermars may be indvidually referred to herein as the “Principal”).

Individually referred to as a “Party” or jointly referred to as the "Parties"

WHEREAS:

(A)	The Parties wish to terminate the Management Services Agreement dated May 8, 2020 (“Agreement”) which will be terminated as of the date herein and superseded by a separate employment agreement to be entered into also as at the date hereof.

1. COMMENCEMENT, DURATION AND TERMINATION

1.1 The Agreement is terminated effective immediately upon the signing of the planned employment agreement.

1.2(a) Pareteum will issue to Grootzande 21,400 restricted shares of common stock which will vest immediately.

1.2(b) Pareteum will issue to Grootzande 450,000 restricted shares of common stock which will vest on the later of (i) September 15, 2020; or (ii) 45 days after the filing of Pareteum’s restated 2018/2019 financial statements.

(The shares issued pursuant to this section 1.2 will be referred to as the “Shares”.)

1.3 Grootzande and its Principal hereby indemnify Pareteum and/or its subsidiaries or affiliates against any tax or social security liabilities arising in connection with the issuance of the Shares to Grootzande.

16. GENERAL

16.1 This Agreement is subject to the laws of England & Wales and the courts in England & Wales shall have exclusive jurisdiction to settle any dispute arising hereunder without regard to any principles of conflicts of laws.

16.2 This Agreement is in the English language only, which language shall be controlling in all respects. All communications and notices to be made or given pursuant to this Agreement shall be in the English language as commonly used in the United States.

16.3 This Agreement may be executed by Parties signatures transmitted by facsimile or electronic format (including via PDF), and copies of this Agreement so executed and delivered shall have the same force and effect as originals.

Pareteum Corporation

EFFECTIVE this July 1, 2020

Pareteum Corporation		Grootzande Management BV

By:	/s/ Alexander Korff	By:	/s/ Bart Weijermars

Alexander Korff		Bart Weijermars (as Director)
Corporate Secretary

		By:	/s/ Bart Weijermars
Bart Weijermars (Individually)

Pareteum Corporation